SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                   FORM 8-A/A
                                 AMENDMENT NO. 3

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             TYCO INTERNATIONAL LTD.
             (Exact Name of Registrant as Specified in Its Charter)

             Bermuda                                             None
    (State of Incorporation or                             (I.R.S. Employer
           Organization)                                   Identification no.)

                              The Gibbons Building
                           10 Queen Street, Suite 301
                             Hamilton HM 11 Bermuda
                                 (441) 292-8674*
               (Address, including zip code, and telephone number,
                       including area code of registrant's
                          principal executive offices)

                                 Mark H. Swartz
                        c/o Tyco International (US) Inc.
                                  One Tyco Park
                           Exeter, New Hampshire 03833
                                 (603) 778-9700
      (Name, address, including zip code, and telephone number, including area code of agent for service)

*Tyco International Ltd. maintains its registered and principal executive offices at The Gibbons Building, 10 Queen Street, Suite 301, Hamilton HM 11 Bermuda. The executive offices of Tyco's principal United States subsidiary, Tyco International (US) Inc., are located at One Tyco Park, Exeter, New Hampshire 03833. The telephone number there is (603) 778-9700.

If this form relates to the                If this  form  relates  to the
registration  of a class of debt           registration of a class of debt
securities and is effective upon           securities and is to become
filing pursuant to General Instruction     effective simultaneously with
A(c)(1),  please check the following       the effectiveness of a concurrent
box. |_|                                   registration statement under the
                                           Securities Act of 1933 pursuant
                                           to General Instruction A(c)(2),
                                           please check the following box. |_|

        Securities to be registered pursuant to Section 12(b) of the Act:

                    Series A Preference Share Purchase Rights
                    -----------------------------------------
                     (Title of each class to be registered)

                             New York Stock Exchange
                             -----------------------
         (Name of each exchange on which each class is to be registered)

     Securities to be registered pursuant to Section 12(g) of the Act: None

             Description of Registrant's Securities to be Registered

     The "Description of Registrant's Securities to be Registered" in the original Form 8-A and Amendment No. 2 dated July 2, 1997 is hereby incorporated by reference herein.

     Pursuant to action by the Board of Directors of the Registrant and as permitted by Section 26 of the Rights Agreement between the Registrant and Citibank, N.A., dated as of November 6, 1996, the Registrant has amended such agreement to accelerate the final expiration date of the rights under the agreement from November 14, 2005 to September 30, 1999.

          Exhibits
          --------

4.6       Third Amendment  between  Registrant and Citibank,  N.A.,  dated as of
          September 10,  1999  to  Rights  Agreement  between   Registrant  and
          Citibank,  N.A. dated as of November 6, 1996

                                   SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized

September 10, 1999

                                            TYCO INTERNATIONAL LTD.


                                            By: /s/ Mark H. Swartz
                                               -------------------------
                                               Mark H. Swartz
                                               Executive Vice President &
                                               Chief Financial Officer
                                               (Principal Financial and
                                               Accounting Officer)